Exhibit 99.1

Beeline Title Closes its First Crypto Real Estate Transaction— Building a Title Platform for Lenders leveraging Stable Coins looking to infuse liquidity in Residential Real Estate

Providence, RI June 25, 2025 - Beeline Holdings, Inc., (Nasdaq: BLNE) the fast-growing digital mortgage platform that shortens the path to homeownership, is pleased to announce that its subsidiary, Beeline Title holdings, Inc. (“Beeline Title”), has successfully closed what it believes to be one of the first-ever residential real estate transactions funded through the sale of a cryptocurrency token which is backed by real property. The transaction marks a major milestone in the evolution of blockchain-driven real estate finance, bridging decentralized finance with traditional title and escrow services.

“Several mortgage lenders are already developing funding models that involve the conversion of cryptocurrencies to U.S. dollars at closing,” said Nick Liuzza, CEO of Beeline Holdings. “But for these models to function at scale, you need a title company that not only understands blockchain transactions—but has the infrastructure to disburse and reconcile them in compliance with federal and state regulations.”

Beeline’s first cryptocurrency-enabled transaction is the beginning of a broader rollout. Beeline Loans, Inc., another subsidiary, is set to launch its full cryptocurrency token funding platform nationally in early August 2025, with Beeline Title providing the title and closing services for each transaction—unless borrowers elect to use an outside title company.

Importantly, Beeline Title will open this platform to all mortgage lenders, giving them access to a proven solution for cryptocurrency token transaction reconciliation, compliance, and disbursement.

Liuzza continued: “Our team built Linear Title, one of the largest privately held title agencies in the U.S., prior to merging with Real Matters and going public on the TSX. Through 2019, they closed over one million title transactions across all 50 states, and this new platform is an extension of that expertise—tailored to the next generation of mortgage transactions.”

As cryptocurrency adoption accelerates and becomes regulated by federal and state governments, Beeline is positioning itself as a leader in this fast-moving ecosystem, offering trusted infrastructure to help lenders scale into a future where crypto and compliance go hand-in-hand.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company’s prospective new home equity access product, the potential market for, timing, features, and demand for such product, and the benefits thereof. Forward-looking statements are prefaced by words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “should,” “would,” “intend,” “seem,” “potential,” “appear,” “continue,” “future,” believe,” “estimate,” “forecast,” “project,” and similar words. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. We caution you, therefore, against relying on any of these forward-looking statements. Our actual results may differ materially from those contemplated by the forward-looking statements for a variety of reasons, including, without limitation, the possibility that estimates, projections and assumptions on which the forward-looking statements are based prove to be incorrect, the ultimate interest of homeowners in unlocking liquidity and Beeline’s ability to attract homeowners, its reliance on a related party to raise capital to fund the real estate transactions and the Risk Factors contained in our Form 10-K filed April 15, 2025. Any forward-looking statement made by us in this presentation speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.